Van Kampen Ohio Value Municipal Income Trust
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares   Total        Purchase  Broker
             of      Purchas  Issued       d
             Purcha  ed                    By Fund
             se
State of     3/22/0  1,000,0  84,550,000   1.1827%   Goldman
Ohio         2          00                           Sachs
Bldg
Authority